UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2011

APPLE REIT TEN, INC.

(Exact name of registrant as specified in its charter)

Virginia	333-168971	27-3218228
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

814 East Main Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Apple REIT Ten, Inc. (which is referred to below as the “Company” or as “we,” “us” or “our”) is filing this report in accordance with Item 2.01 and Item 9.01 of Form 8-K.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On September 30, 2011 and October 3, 2011, through one or more of our indirect wholly-owned subsidiaries, we closed on the purchase of three hotels. The sellers have no material relationship with us or our subsidiaries, other than through the purchase contracts and other related contracts. The table below describes the hotels:

Hotel Location	Franchise	Number of Rooms	Purchase Price	Closing Date
Merrillville, IN	Hilton Garden Inn	124	$14,825,000	September 30, 2011
Scottsdale, AZ	Hilton Garden Inn	122	16,300,000	October 3, 2011
Austin/Round Rock, TX	Homewood Suites	115	15,500,000	October 3, 2011
TOTAL		361	$46,625,000

Our purchasing subsidiary assumed an existing loan secured by the hotel in Scottsdale, Arizona. The hotel serves as collateral under the loan. The outstanding principal balance under the loan is approximately $10.6 million. The loan has an annual fixed interest rate of approximately 6.07% and a maturity date in February 2017. The loan provides for monthly payments of principal and interest on an amortized basis.

The purchase price for these hotels less the assumed loan was funded by our ongoing offering of Units (with each Unit consisting of one common share and one Series A preferred share).

As a result of the Merrillville, Indiana closing described above, all of the closings have occurred under a series of purchase contracts executed on July 11, 2011 for the potential purchase of two hotels. Additional information regarding the purchase contracts is set forth in our Form 8-K dated July 11, 2011 and filed with the Securities and Exchange Commission on July 13, 2011, which is incorporated herein by reference. As a result of the Scottsdale, Arizona closing described above, all of the closings have occurred under a series of purchase contracts executed on July 13, 2011 for the potential purchase of two hotels. Additional information regarding the purchase contracts is set forth in our Form 8-K dated July 13, 2011 and filed with the Securities and Exchange Commission on July 18, 2011, which is incorporated herein by reference. Additional information regarding the Round Rock, Texas purchase contract is set forth in our Form 8-K dated May 27, 2011 and filed with the Securities and Exchange Commission on June 2, 2011, which is incorporated herein by reference.

All brand and trade names, logos or trademarks contained, or referred to, in this Form 8-K are the properties of their respective owners.

Item 9.01. Financial Statements and Exhibits.

a. Financial statements of businesses acquired.

Financial statements for the hotels described in Item 2.01 of this report will be filed as necessary by amendment within the required time period.

b. Pro forma financial information.

Pro forma financial information for the hotels described in Item 2.01 of this report will be filed as necessary by amendment within the required time period.

c. Shell company transaction.

Not Applicable

d. Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple REIT Ten, Inc.

By:	/s/ Glade M. Knight
Glade M. Knight, Chief Executive Officer

October 5, 2011